TOUPS TECHNOLOGY LICENSING, INC.
             7887 BRYAN DAIRY ROAD, SUITE 105, LARGO, FLORIDA 33777

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 26, 1999

                                                  ----------------

     The Annual Meeting of Shareholders of Toups Technology Licensing, Inc, a Florida Corporation, will be held at the Company's headquarters located at 7887 Bryan Dairy Road, Suite 105, Largo, Florida 33777, on May 26th, 1999 at 9:00 a.m., for the following purposes:

1. To elect the five members of the Board of Directors for the ensuing year.

2. To transact such other business as may properly come before the meeting.

     The names of the nominees intended to be presented by the Board of Directors for election as Directors for the ensuing year are set forth in the accompanying Proxy Statement. Only shareholders of record at the close of business on April 12, 1999 will be entitled to vote at the meeting. This Proxy is being provided to Shareholders of Record at or about April 21, 1999. All shareholders are cordially invited to attend the meeting in person.

     Under the present rules of the Securities and Exchange Commission (the "Commission"), and in view of the presently anticipated date of the Company's Proxy Statement for this year's Annual Meeting of Shareholders, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be December 20, 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission. Such proposals should be submitted to the Corporate Secretary of the Company at the address of the Company's principal executive office shown above.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY RELATING TO THE ANNUAL
MEETING AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Mark C. Clancy
Executive Vice President
Corporate Secretary                                           April 12, 1999


Revocation Rights

     A shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a fully executed proxy bearing a later date. A proxy may also be revoked if the shareholder who has executed it is present at the meeting and elects to vote in person.

Soliciting Party

     This solicitation is being made by the Registrant. The cost of soliciting the proxies, consisting of the preparation, printing, handling and mailing of the proxies and its related material, will be paid by the Company. The Company estimates that it will pay fees not to exceed $3,500 in the preparation, printing, handling and mailing of the proxies. In addition, the Company may reimburse reasonable expenses to brokerage firms and other persons representing beneficial owners of shares for their assistance in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain directors, officers and regular employees of the Company without additional compensation.

Voting Securities and Principal Holders Thereof

     The following table sets forth as of April 12, 1999 certain information with respect to the beneficial ownership of the Company's Common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors as a group.





                                              # of Shares           % of Shares
Name and Address          Position               Owned                 Owned

Leon H. Toups          President, CEO and      4,006,680(2)            15.8%
418 Harbor View Lane  Chairman of the Board
Largo, Florida  33770     of Directors

Mark Clancy          Executive Vice President,  2,383,340              9.4%
417 Barrett Court     Corporate Secretary and
Tampa, Florida  33617       Director

Michael P. Toups     Vice-President, Finance,   2,383,340              9.4%
400 Palm Drive       Chief Financial Officer
Largo, Florida  33770     and Director


Errol J. Lasseigne     Director (proposed)        188,263             .07%
2364 Violet Place
Palm Harbor, Florida  34685

Leslie D. Reagin, III  Director (proposed)        366,425             .14%
720 Bluffview Drive
Belleair, Florida  34640

All Officers and Directors                      9,328,048            36.7%
as a Group. (five persons)

Jerry Kammerer(1)                               1,660,000             6.5%
1421 Water View Drive
Largo, Florida  33771

(1) Mr. Jerry Kammerer is a former Director of the Company. Mr. Kammerer was terminated as an Officer and Director of the Company on August 20, 1998. As of April 12, 1999, of the 1,750,000 shares originally owned by Mr. Kammerer, 180,000 were eligible for resale pursuant to Rule 144 and Mr. Kammerer subsequently resold the 180,000 shares.
(2) During December, 1998, Mr. Toups donated 110,000 unregistered common shares to organizations which are part of the Catholic Church.

Directors and Executive Officers

     The Company proposes that the following five individuals be elected to the Board of Directors of the Company. Of the five proposed Directors, Messrs. Reagin and Lasseigne are slated to serve as Outside Directors and as Members of the Audit Committee. The persons named in the following table have been nominated by the present Board of Directors for election as Directors and , if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
                      BELOW LISTED NOMINEES AS DIRECTORS.

     The following table sets forth certain information concerning the nominees for election to the Board of Directors. All of the nominees are currently serving as Directors of the Company, except for Mr. Errol Lasseigne and Leslie Reagin. Messrs. Lasseigne and Reagin have been nominated by the current Board of Directors to serve as Outside Directors and as Members of the Audit Committee. As of the date of this proxy statement, all nominees have consented to being named herein as nominees and to serve as directors if elected.


                      Age as of           Year First    Principal Occupation
Name                 Dec 31, 1998          Elected     During last five years
----                 ------------          -------     ----------------------

Leon H. Toups            60                 1997       CEO, Toups Technology
                                                          CEO, DMV, Inc.
                                                       Chairman, InterSource

Mark C. Clancy           42                 1997     Exec VP, Toups Technology
                                                        Compliance, DMV, Inc.

Michael P. Toups         33                 1997        CFO, Toups Technology
                                                           CFO, InterSource

Leslie D. Reagin, III    55                  (1)      See following description

Errol Lasseigne          57                  (1)      See following description

  (1) Messrs. Leon Toups, Mark Clancy and Michael Toups are co-foundering Directors of the Company and were re-elected as Directors in a Meeting of Shareholders held January 5, 1998. Messrs. Leslie Reagin and Errol Lasseigne have been nominated to stand for election during the Meeting of Shareholders to which this Proxy Solicitation pertains and have consented to serve if so elected as Directors of the Company. If elected, Messrs. Reagin and Lasseigne shall serve as Outside Directors and as Members of the Company's to be formed Audit Committee.

     Leon H. Toups (60) Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Toups has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since its inception. Mr. Toups' past professional experiences include, from 1980 to present, that of President and Chairman of the Board of Directors of DMV, Inc., Clearwater, Florida. Prior thereto, from 1973 to 1980, Mr. Toups served as President and Chief Operating Officer, as a Member, of the Board of Directors and as a Member of the Executive Committee of Chromalloy American Corporation, St Louis, Missouri, and as President of Chromalloy Natural Resources Company, Houma, Louisiana. Chromalloy American was an international conglomerate with sales of approximately $2.0 billion which employed 45,000 people world-wide and traded its capital stock on the New York Stock Exchange. Mr. Toups holds the following degrees: M.S. Aeropsace Engineering, University of Florida; M.S. Mechanical Engineering, Georgia Tech; B.S. Mechanical Engineering, Georgia Tech and E.A.A. from M.I.T.. From 1968 to 1969, Mr. Toups attended M.I.T. on a NASA Hugh Dryden Fellowship.

     Mark  Clancy  (42)   Director,   Executive  Vice  President  and  Corporate
Secretary. Mr. Clancy has served the Company in the capacities of Director, Corporate Secretary and Executive Vice President since its inception in July, 1997. Mr. Clancy's past business experiences include between 1993 - 1997 as Compliance Officer, DMV, Inc., Largo, Florida: 1996 to present: President, Total Kids, Incorporated, Tampa, Florida. Prior thereto, Mr. Clancy served as General Sales Manager of WRCC FM Radio, Cape Coral, Florida, and as Sales Consultant to WIZD FM Radio, West Palm Beach, Florida. Mr. Clancy was honorably discharged from the United States Marine Corps in 1982 and holds an AA degree from Hillsborough Community College, Tampa, Florida and currently attends the University of South Florida.

     Michael P. Toups (33) Director, Vice President, Finance and Chief Financial Officer. Mr. Toups has served as Director, Vice-President, Finance and Chief
Financial Officer for the Company since its inception. Mr. Toups' past professional experiences include, from 1996 to present: Director and Vice-President, Finance for InterSource Health Care, Inc., Clearwater, Florida; 1992 through the present; Vice-President, Finance and Operations, DMV, Inc. Clearwater, Florida. Mr. Toups holds a MBA, University of Notre Dame with concentrations in finance and marketing and a BA degree in Business Administration from Texas Christian University.

     Errol J. Lasseigne (57). Proposed Director. Mr. Lasseigne is currently an owner/Officer of Senior Life Management, a New York corporation which provides psychological services and is an owner/Officer of Garden State Hospice, a New Jersey corporation which provides hospice services and family counseling. Mr. Lasseigne is also an owner/Officer of L & G Management, a Florida corporation which provides health care consulting and management services. Prior thereto, Mr. Lasseigne spent 24 years with the Eckerd Corporation serving in various retail pharmacy management positions and in development of institutional pharmacies. Mr. Lasseigne spent 2 years with the Dell Crane Corporation as Executive Vice President and Chief Operating Officer. Mr. Lasseigne is currently affiliated with the American Society of Consultant Pharmacist, American Pharmaceutical Association and the Florida State Chapter. He has served as Chairman of various professional committees in six States where he is registered to practice pharmacy.

     Leslie D. Reagin, III (55). Proposed Director. Mr. Reagin is the current President/Owner of the L.D.R. Group, an investment management company established in 1993. Prior thereto, Mr. Reagin was engaged by the Eckerd Corporation for 32 years of which he served in various executive positions for 22 years. Mr. Reagin is currently affiliated with the following organizations:
Board Chairman for Webber College (18 year member); Board Chairman for Career Options Inc,; Board member and Member of the Executive Committee of Abilities of Florida, Inc; Board member of the Florida Chamber Foundation; Board member of the Morton Plant Mease Foundation and Board Member of the YMCA, Clearwater, Florida. Mr. Reagin's previous affiliations include serving as a Board member of the Florida Chamber of Commerce; Vice President of Finance and Chairman of the Chamber Management Corporation; Member of the Board of Overseers for the Southern College of Pharmaceutical Sciences, Miami, Florida; Past Board Chairman of the Pinellas Private Industry Council; Member of the National Association of Chain Drug Stores.

     The  Company's  Chief  Financial  Officer,   Vice-President,   Finance  and
Director, Michael P. Toups is the son of the Company's President, Chief Executive Officer and Chairman of the Board of Directors, Leon H. Toups.

     None of the Company's Officers or Directors have sold any of their TTL Common Shares since inception of the Company . The Company's Officers and Directors are in compliance with Section 16(a) of the Securities and Exchange Act of 1934, as amended.

     The Company currently has no audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. The Board of Directors conducted four scheduled and four unscheduled Meetings which were held during the twelve months ended December 30, 1998. Chairman Leon Toups and Directors Mark Clancy and Michael Toups, which members constitute 100% of the Company's Directors, attended and participated in all Meetings.

     Effective June 26, 1998, Mr. Charles McClure resigned as a Director of the Company. According to a resignation statement provided by Mr. McClure, there were no disagreements with the Registrant on any matter relating to the registrant's operations, policies or practices.

     Effective August 20, 1998, the Company's Board of Directors resolved to remove Mr. Jerry Kammerer as an Officer and Director for actions contrary to the registrant's policies.

Compensation of Directors and Executive Officers.

     The following table sets forth information respecting the compensation paid during the Company's last fiscal year to the President and Chief Executive Officer (CEO) and to the other executive officers of the Company. The Company does not compensate its Directors for their services.

Compensation Table

                                  Annual             Long-Term
                               Compensation         Compensation
        (a)             (b)     (c)         (d)         (e)
                                                     Restricted
     Name and          Fiscal                           Stock         Total
Principal Position      Year   Salary($)   Bonus($)    Award(s)    Compensation

Leon H. Toups           1998   $63,666       $0         $650         $64,316
President
Chief Executive Officer

Mark Clancy             1998   $62,997       $0         $650         $63,647
Executive Vice President
Corporate Secretary

Michael P. Toups        1998   $61,958       $0         $650         $62,608
Vice President, Finance
Chief Financial Officer

Jerry Kammerer          1998(f)$48,000       $0          $0          $48,000

(a) All named executive Officers have served in their respective capacities since formation of the Company during July 1997.
1. The Company was incorporated during July 1997. The Company activated operations on November 1, 1997 and all three officers were compensated at the rate of $3,000 per month for the months of November and December, 1997.
2. Any increase in Officer compensation would be predicated on prevailing industry standards and the existing financial situation of the Company. The Board of Directors may authorize an increase in the compensation of the Company's executive officers without a vote of Shareholders.
3. The Company did not make any bonus cash payments to its executive officers since inception except a Christmas bonus equal to one weeks salary which was also given to all of the Company's employees. However, the Company may, in the future, develop programs which may include bonus payments.
4. Each Officer received his shares upon incorporation, at par value, in lieu of cash compensation. During the course of 1998, the Company has issued 650,000 unregistered common shares to each of its Officers
5. Mr. Kammerer served as a Director and as the Company's Vice President, Business Development from January through August, 1998.

Independent Public Accountants.

     The Company's Accountants of Record are Harper, Van Scoik & Company, L. L. P., a worldwide organization of accounting firms and business advisors located in Clearwater, Florida. The Company's Accountants of Record will not be present at the Annual Meeting of Shareholders. The Company has engaged its current Accountant of Record since inception in August, 1997 and has engaged said Accountant of Record for the fiscal year 1999 as well as to conduct an audit of 1998 for the purposes of the Company's annual reporting obligations. The Company has never had any disagreements with its Accountants of Record.

Voting Procedures.

     At the Record Date, 25,438,356 Shares of the Company's Common stock, $.001 par value, was held by approximately 388 Shareholders of record and approximately 777 beneficial holders total issued and outstanding. A majority of those Shares ( a quorum) must be present, in person or by proxy, to conduct the business of the meeting. On all matters each share of the Company's Common Stock has one vote. Only Shareholders of record will be entitled to vote. Beneficial holders or individuals that have stock held for them in a account with a stock brokerage firm, bank nominee or other "street name" holder, will not be entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for shares of common stock held in their name. Accordingly, such individuals should contact the person responsible for their account and direct him or her to execute the enclosed proxy card on their behalf. All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of all nominees named in this proxy.

     The quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" in any proposal are treated as being present at the meeting for purposes of establishing a quorum and are treated as shares entitled to vote at the Annual Meeting with respect to such proposal.



                                      PROXY

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                        TOUPS TECHNOLOGY LICENSING, INC.

               FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 26, 1999

1.   ELECTION OF DIRECTORS. - ELECTION OF FIVE DIRECTORS.

     Nominees: Leon H. Toups, Mark C. Clancy, Michael P. Toups, Errol J. Lasseigne and Leslie D. Reagin, III.

[_] FOR all nominees listed above, EXCEPT ANY WHOSE NAMES ARE CROSSED OUT IN THE ABOVE LIST (the Board of Directors favors an instruction to vote for all nominees).

[_]                 AGAINST

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER PROPERLY PRESENTED MATTERS.

DATED: _____________, 1999

Name of Shareholder                            Number of Shares Eligible to Vote


----------------------------------------------          ------------
(please print name of shareholder)

Signature                                                 Title



PLEASE READ: Execution should be exactly in the name in which the shares are held; if by a fiduciary, the fiduciary's full title should be shown; if by a corporation, execution should be in the cprporate name by its chairman of the board, president or a vice president, or by other officers authorized by resolution of its board of directors or its bylaws; if by a partnership, execution should be in the partnership name by an authorized

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.